UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2006

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Executive Compensation

On April 4, 2006, the Compensation Committee of the Board of Directors of STAAR Surgical Company (the "Committee") approved equity incentive compensation for Nicholas T. Curtis, Senior Vice President of Sales & Marketing, consisting of a grant of options to purchase 25,000 shares of common stock pursuant to the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (the "2003 Plan"), and a grant of 5,000 shares of Restricted Stock pursuant to the 2003 Plan.

The options have an exercise price of $8.80 per share, which was the fair market value of the common stock determined in accordance with the 2003 Plan at the close of business on April 4, 2006. The options will vest over four years, with 25% of the options first becoming exercisable on each of the first four anniversaries of the grant date. The Restricted Stock consists of shares of common stock subject to forfeiture if Mr. Curtis’s service to the Company terminates, with the Company’s forfeiture rights expiring as to 25% of the shares on each of the first four anniversaries of the grant date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

April 6, 2006	By:	/s/ Deborah Andrews

Name: Deborah Andrews
Title: Vice President and Chief Financial Officer